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                                                                  EXHIBIT 23(G)

                        CONSENT OF INDEPENDENT AUDITORS

  We have included our report dated January 31, 1997, accompanying the financial statements of MERCER Equipment Company contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina
October 30, 1997